                                                           Exhibit 3.2


                        CLARION COMMERCIAL HOLDINGS, INC.

                                     BYLAWS


                                    ARTICLE I
                                      SEAL

     The Board of Directors may provide a suitable seal for the Corporation, which may be either facsimile or any other form of seal and shall remain in the custody of the Secretary. If the Board so provides, it shall be affixed to all certificates of the Corporation's stock and to other instruments requiring a seal.


                                   ARTICLE II
                                      STOCK

     SECTION 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer.

     The signatures may be either manual or facsimile signatures. If any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the Securities Act of 1933, as amended, shall be an acceptable summary for the purposes of this Section. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the

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stockholder on request and without charge.

     SECTION 2. LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of stock to be issued in place of any certificates shown to have been lost, stolen or destroyed under such terms and conditions as the Board of Directors deems reasonable. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative to indemnify the Corporation against any loss or claim which may arise by reason of the issuance of a new certificate.

     SECTION 3. TRANSFER AGENTS AND REGISTRARS. At such time as the Corporation lists its securities on a national securities exchange or NASDAQ, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

     SECTION 4. TRANSFER OF STOCK. No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any Article of the Corporation's Charter, or (ii) the Board of Directors, pursuant to such Article, shall have refused a tender of such shares. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by such Article of the Charter or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. FIXING OF RECORD DATES; CLOSING OF TRANSFER BOOKS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety
(90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

     SECTION 6. REGISTERED STOCKHOLDERS. The Corporation shall be

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

entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     SECTION 7. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with the Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                                   ARTICLE III
                             STOCKHOLDERS' MEETING

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held in each year at the principal office of the Corporation or at such other place in the United States as the Board of Directors may determine, at a time and date determined by the Board of Directors which time and date shall be within one hundred eighty (180) days after the last day of the Corporation's fiscal year, for the purpose of electing Directors and for the transaction of such other business as may lawfully be brought before the meeting.

     SECTION 2. SPECIAL MEETINGS. Subject to Article IV, Section 2, special meetings of the stockholders for any purpose or purposes may be called at any time by the President, the Chairman of the Board of Directors, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in Section 1 of Article IV hereof), or the stockholders entitled to cast at least thirty-three percent (33%) of the votes which all stockholders are entitled to cast at a particular meeting.

     SECTION 3. NOTICES. Notice of the annual meeting and of any special meeting of stockholders shall, at least ten (10) days but not more than ninety (90) days prior to the date thereof, be mailed to each stockholder entitled to vote thereat at his last known post office address as the same appears on the records of the Corporation. Every notice of a special meeting shall state briefly the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to stockholders not present in person or by proxy.

     SECTION 4. QUORUM; MANNER OF ACTING AND ADJOURNMENT. The Charter of the Corporation provides that a majority of the stock issued and outstanding and entitled to vote and represented by the holders of record thereof in person or by proxy shall constitute a quorum at any meeting of stockholders, but less than such a majority may adjourn the meeting from time to time, and at any such adjourned meeting, any business may be transacted which might have been transacted if the meeting had been held as originally called. No notice of any adjourned meeting of the stockholders of the Corporation shall be required to be given, except by announcement at the meeting, unless the adjournment is for more than thirty (30) days or, after the adjournment, a new record date is fixed for the adjourned meeting.

     Except as otherwise specified in the Charter or these Bylaws or provided by applicable law, the acts, at a duly organized meeting, of stockholders present in person or by proxy entitled to cast at least a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall be the acts of the stockholders.

     SECTION 5. ORGANIZATION. At every meeting of the stockholders, (i) the Chairman of the Board shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast; and (ii) shall act as Chairman, and the Secretary or, in his absence, an assistant secretary, or in the absence of both Secretary and assistant secretaries, a person appointed by the Chairman, shall act as Secretary.

     SECTION 6. PROXIES. Any stockholder entitled to vote at a meeting of the stockholders may be represented and vote thereat by proxy, authorized or appointed by an instrument in writing (or by any other method permitted by Maryland law) by such stockholder or by his duly authorized agent and submitted to the Secretary at or before such meeting. A proxy is revocable by the stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for such time as it is coupled with an interest.

     SECTION 7. VOTING. Each stockholder entitled to vote in accordance with the terms and provisions of the Charter and these Bylaws, except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.

     SECTION 8. VOTING RIGHTS. The officer or agent of the Corporation having charge of the transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, shall be prima facia evidence as to who are the stockholders entitled to examine such list or share ledger or transfer

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

book, or to vote, in person or by proxy, at any meeting of stockholders.

     SECTION 9. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

     SECTION 10. NOTICE OF NOMINATIONS AND OTHER STOCKHOLDER BUSINESS AND NOMINATIONS

     (A) ANNUAL MEETINGS OF STOCKHOLDERS.

                (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation's notice of meeting delivered pursuant to
           Section 3 of this Article III, (b) by or at the direction of the Chairman of the Board of Directors or
           (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
           (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary, at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
           (60) days from such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth
           (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

         (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 3 of this Article III. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders provided that notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (C) GENERAL.

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

                (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw, and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE IV
                                    DIRECTORS

          SECTION 1. NUMBER AND CLASS.

         (A) The affairs of the Corporation shall be under the direction of the Board of Directors which shall be divided into classes as provided in the Charter.

         (B) The number of directors comprising the Board of Directors shall be five or such other number as shall be fixed from time to time by a vote of eighty percent 80% of the entire Board of Directors; provided, however, the number of directors shall not exceed seven (7) nor be less than three (3) except as permitted by law and the Charter of the Corporation. The tenure of office of a director shall not be affected by any decrease or increase in the number of directors so made by the Board of Directors. In the event the number of directors is increased in advance of any annual meeting of stockholders, the Board of Directors shall elect a director or directors to fill such vacancies until the next annual meeting of stockholders, and shall appoint them to a class.

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         (C) During the time that the Corporation is to qualify as a real estate investment trust ("REIT"), except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For purposes of these Bylaws, "Independent Director" shall mean a director of the Corporation who is not affiliated, directly or indirectly, with any person or entity, if any, responsible for directing or performing the day-to-day business affairs of the Corporation (the "Manager"), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Manager or an affiliated business entity of the Manager; PROVIDED, HOWEVER, that a director shall not be considered an Independent Director if he or she is serving as a director of more than three REITs organized by the Manager or its affiliated business entities. "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity and (iii) any person that, directly or indirectly, is the beneficial owner of five percent (5%) or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of five percent (5%) or more of any class of equity securities ("person" includes any individual, corporation, partnership, trust, or other entity). Directors need not be stockholders in the Corporation.

     SECTION 2. POWER. All the powers of the Corporation are vested in and shall be exercised by the Board of Directors except as otherwise prescribed by statute, by the Charter or by these Bylaws. If the entire Board of Directors should become vacant, any stockholder may call a special meeting and Directors for the unexpired term may be elected at the said special meeting in the same manner as provided for their election at annual meetings.

     SECTION 3. VACANCIES. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of directors may, subject to the provisions of Section 5, be filled by a majority of the remaining members of the Board of Directors, although such majority may be less than a quorum; provided, however, that if the Corporation has sought to qualify as a REIT and in accordance with Section 1 of this Article IV a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors, which must be elected by a majority of the directors, including a majority of the Independent Directors. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors including a majority of Independent Directors. If the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual

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meeting of stockholders and until his or her successor is elected and qualified.

     SECTION 4. RESIGNATIONS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

     SECTION 5. REMOVAL. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office with, but not without, cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

     SECTION 6. COMMITTEES OF THE BOARD. The Board of Directors may appoint from among its members, an executive committee and other committees comprised of one or more directors. A majority of the members of any committee, except the executive committee, so appointed shall be Independent Directors. If the Corporation lists its shares on a national securities exchange or on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), the Board of Directors shall appoint an audit committee comprised of not less than two (2) members, all of whom are Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to fill vacancies on the Board of Directors, declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend or repeal the Bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. If, however, the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

     Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

     The Board of Directors may designate a chairman of any committee, and such chairman may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously, if there are only two members, or by a majority, if there are more than two members, appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

     Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees

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

shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

     Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

     SECTION 7. MEETINGS OF THE BOARD OF DIRECTORS. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified in the notice of such meeting.

     Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

     The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in Section 8, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

     Special meetings of the Board of Directors may be called at any time by two
(2) or more directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee, or by the Chairman of the Board or the President. Special meetings may be held at such place or places in or out of the State of Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

     Notice of the place and time of every meeting of the Board of Directors shall be delivered by the Secretary to each director either personally or by telephone, telegraph, overnight courier or facsimile, or by leaving the same at his residence or usual place of business at least twenty-four (24) hours before the time at which such meeting is to be held or, if by first-class mail, at least four (4) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon paid.

     SECTION 8. INFORMAL ACTION BY DIRECTORS. Unless otherwise

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

provided by law, any action required to be taken at a meeting of the directors or any other action which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 9. QUORUM AND VOTING. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation's Charter or these Bylaws. If a quorum shall not be present at any meeting of the directors, the directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, date and place of the next meeting of the directors, until a quorum shall be present.

     SECTION 10. ORGANIZATION. The Chairman of the Board shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

     SECTION 11. COMPENSATION OF DIRECTORS. Independent Directors shall receive a stated salary for their services or a fixed sum, and expenses of attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, as may be determined from time to time by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 12. MANAGEMENT ARRANGEMENTS. The Board of Directors may delegate the duty of management of the assets and the administration of the Corporation's day-to-day operations to a Manager pursuant to a written contract or contracts, or any extension thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors, or the stockholders of the Corporation, as provided in the Charter.

     All transactions involving the Corporation in which the Manager has an interest must be approved by a majority of the Independent Directors.

     The Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the initial management arrangements reflected in the Registration Statement, the Board of Directors shall determine (a) to perform the management function for the Corporation, and (b) to justify the compensation provided for in its contract

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

with the Corporation. The initial contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than five (5) years, renewable at or prior to expiration of the contract. Each contract shall be terminable without cause by a majority of the Independent Directors or the Manager on sixty (60) days' written notice.

     The Independent Directors shall determine at least annually, following the Manager's initial term, that the compensation which the Corporation contracts to pay the Manager is reasonable in relation to the nature and quality of services performed and also shall supervise performance of the Manager and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

          (A) the size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Corporation;

          (B) the success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

          (C) the rates charged to other corporations similar to the Corporation and to other investors by advisors performing similar services;

          (D) additional revenues realized by the Manager and its affiliates through their relationship with the Corporation, including loan administration, underwriting or other commissions, fees for issuance and administration services in connection with issuances of structured securities and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

          (E) the quality and extent of service and advice furnished to the Corporation;

          (F) the performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

          (G) the quality of the investment portfolio of the Corporation in relationship to the investments generated by the Manager for its own account.

     SECTION 14. TOTAL EXPENSES. The Independent Directors shall determine, from time to time to time but at least annually, that the total fees and expenses of the Corporation are reasonable in light of all relevant factors.

     SECTION 15. INVESTMENT POLICIES AND RESTRICTIONS. It shall

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

be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation's assets, and the investment policies of the Corporation and the limitations thereon or amendment thereof are at all times:

     (A) consistent with such policies, limitations and restrictions recited in the registration statement on Form S-11, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with this Corporation's initial public offering of common stock (the "Initial Public Offering"); and

     (B) in compliance with the restrictions applicable to REITs pursuant to the Internal Revenue Code of 1986, as amended.


                                    ARTICLE V
                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary, who shall be elected by the Board of Directors to serve for one year and until their respective successors are elected and qualified, except as otherwise provided in any employment agreement between the Corporation and any officer. The President shall always be a member of the Board of Directors. The Board of Directors may also appoint one or more Vice Presidents. The same person may hold any two or more offices except those of President and Vice President.

     SECTION 2. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

     SECTION 3. PRESIDENT. The President shall, subject to the control of the directors, in general supervise and control all of the business and affairs of the Corporation. He may sign any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

     SECTION 4. VICE PRESIDENT. In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform all the powers of

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

and subject to all the restrictions upon, the President. The Vice President shall perform such other duties as from to time may be assigned to him by the President or by the directors.

     SECTION 5. SECRETARY. The Secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the directors.

     SECTION 6. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the directors.

     SECTION 7. OTHER OFFICERS. The other officers of the Corporation shall perform such duties as the President may from time to time assign to them.

     SECTION 8. REMOVAL. Any officer elected by the Board of Directors may be removed, either for or without cause, at any time upon the vote of a majority of the Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President.

     SECTION 9. RESIGNATION. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 10. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or remaining members of the committee to which the power to fill such office has been delegated pursuant to Section 2 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

     SECTION 11. SALARIES. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 2 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE VI
                                   SIGNATURES

     SECTION 1. NEGOTIABLE INSTRUMENTS. All checks, drafts or notes of the Corporation shall be signed and/or countersigned by such officer, officers, agent or agents of the Corporation as may be so designated from time to time by the Board of Directors of the Corporation.

     SECTION 2. STOCK TRANSFER. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or Vice President or by such officer as the Board of Directors may designate.

                                   ARTICLE VII
                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on the last day of each calendar year.

                                  ARTICLE VIII
                                WAIVER OF NOTICE

     Whenever, under the provisions of these Bylaws or of any law, the stockholders or Directors are authorized to hold any meeting after notice, or after the lapse of any prescribed period of time, such meeting may be held without notice, or without such lapse of time, by the written waiver of such notice signed by every person entitled to notice, or if every person entitled to notice shall be present at such meeting.

                                   ARTICLE IX
                                   AMENDMENTS

     SECTION 1. GENERAL AMENDMENTS. These Bylaws, except as otherwise provided in Section 2 of this Article IX, may be amended, added to, rescinded or repealed either: (1) by the vote of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon at any duly organized annual or special meeting of stockholders; or (2) with respect to those matters which are not by statute reserved exclusively to the stockholders, by vote of a majority of the Board of Directors, including a majority of the Independent Directors in office at any regular or special meeting of directors (except for provisions specifying that a majority vote of the Independent Directors is required for the approval of certain matters, which provision may be amended, added to, rescinded or repealed only with the approval of a majority of the Independent Directors).

     SECTION 2. CLASSIFIED BOARD AMENDMENTS. A vote of the stockholders entitled to cast at least two-thirds of all the votes entitled to be cast thereon at any duly held annual or special meeting of stockholders or a vote of 80% of the Board of Directors is required to amend, alter, change, repeal or adopt any provisions inconsistent with Article IV, Section 1 of these Bylaws.


                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION l. PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within sixty (60) days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

     SECTION 2. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation and such rights shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

     SECTION 3. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article X shall not affect the validity or enforceability of any other provision hereof.

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

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     SECTION 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

     SECTION 2. EXEMPTION FROM CONTROL SHARE STATUTE. The provisions of Title 3, Subtitle 7 of the Corporations and Associations Articles of the Annotated Code of Maryland (or successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. Any amendment, alteration or repeal of this Section 2 shall not cause that statute to apply to any acquisition of shares of stock of the Corporation by any person made before such amendment, alteration or repeal.

     SECTION 3. VOTING SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     SECTION 4. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

     SECTION 5. MAIL. Except as herein expressly provided, any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

     SECTION 6. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon the opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     SECTION 7. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

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